Exhibit 99.1

JAZZ PHARMACEUTICALS ANNOUNCES THIRD QUARTER 2018
FINANCIAL RESULTS

GAAP Diluted EPS of $2.41; Adjusted Diluted EPS of $3.58 Reflects Growth of 11%

Total Revenues Increased 14% to $469 Million

Xyrem Product Sales Increased 18% to $357 Million

Received EU Marketing Authorization for Vyxeos and Initiated Rolling Launch

ANDA Filer Settlement Reached, Resolving Outstanding Xyrem Patent Litigation

Received FDA Approval of Xyrem for Pediatric Narcolepsy Patients

DUBLIN, November 6, 2018 -- Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for the third quarter of 2018 and updated financial guidance for 2018.
“We delivered strong top-line and bottom-line growth in the third quarter and recently achieved two significant regulatory milestones, with the receipt of marketing authorization for Vyxeos in the EU and FDA approval of Xyrem for pediatric narcolepsy patients,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “In the U.S., we are reinforcing Vyxeos as essential therapy for secondary AML with increased education and outreach programs to address the complex and evolving marketplace for AML. As we approach year end, we are also focused on our remaining 2018 corporate goals, including our planned solriamfetol EU regulatory submission and expected FDA approval of solriamfetol.”
GAAP net income for the third quarter of 2018 was $149.3 million, or $2.41 per diluted share, compared to $63.5 million, or $1.03 per diluted share, for the third quarter of 2017.
Adjusted net income for the third quarter of 2018 was $221.7 million, or $3.58 per diluted share, compared to $197.6 million, or $3.22 per diluted share, for the third quarter of 2017. Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included at the end of this press release.

Financial Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts and percentages)	2018	2017	Change	2018	2017	Change
Total revenues	$469,373	$411,855	14%	$1,414,465	$1,182,294	20%
GAAP net income	$149,316	$63,526	135%	$287,628	$255,641	13%
Adjusted net income	$221,655	$197,649	12%	$618,662	$496,225	25%
GAAP EPS	$2.41	$1.03	134%	$4.68	$4.17	12%
Adjusted EPS	$3.58	$3.22	11%	$10.06	$8.09	24%

Total Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2018	2017	2018	2017
Xyrem® (sodium oxybate) oral solution	$357,251	$303,870	$1,030,036	$874,222
Erwinaze® / Erwinase® (asparaginase Erwinia chrysanthemi)	41,134	49,173	150,474	149,585
Defitelio® (defibrotide sodium) / defibrotide	36,177	31,213	111,736	97,351
Vyxeos® (daunorubicin and cytarabine) liposome for injection	21,038	9,719	75,217	9,719
Prialt® (ziconotide) intrathecal infusion	5,792	7,930	20,839	21,303
Other	3,805	6,066	13,837	19,124
Product sales, net	465,197	407,971	1,402,139	1,171,304
Royalties and contract revenues	4,176	3,884	12,326	10,990
Total revenues	$469,373	$411,855	$1,414,465	$1,182,294
Total revenues increased 14% in the third quarter of 2018 compared to the same period in 2017 due to the contribution of strong sales from Xyrem and Defitelio and the inclusion of a full quarter of Vyxeos sales.
Xyrem net product sales increased 18% in the third quarter of 2018 compared to the same period in 2017.
Erwinaze/Erwinase net product sales decreased 16% in the third quarter of 2018 compared to the same period in 2017. Ongoing supply challenges at the manufacturer, Porton Biopharma Limited, continue to negatively impact the company's ability to provide patients with this important component of the treatment regimen for acute lymphoblastic leukemia. There is currently a global supply outage of Erwinaze, and the company expects further supply disruptions during the fourth quarter and into 2019.
Defitelio/defibrotide net product sales increased 16% in the third quarter of 2018 compared to the same period in 2017. The company continues to expect inter-quarter variability in Defitelio net sales given that hepatic veno-occlusive disease (VOD) is an ultra-rare disease.
Vyxeos net product sales were $21.0 million in the third quarter of 2018 compared to $9.7 million in the third quarter of 2017, which reflected the first six weeks of sales post-launch in August 2017. The company is implementing initiatives focused on establishing Vyxeos as essential therapy for patients with secondary acute myeloid leukemia (AML), as the company addresses challenges to wider adoption in a complex and evolving AML market.

Operating Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2018	2017	2018	2017
GAAP:
Cost of product sales	$26,574	$31,203	$95,207	$84,940
Gross margin	94.3%	92.4%	93.2%	92.7%
Selling, general and administrative	$155,873	$124,523	$521,665	$401,106
% of total revenues	33.2%	30.2%	36.9%	33.9%
Research and development	$51,160	$47,362	$169,959	$132,447
% of total revenues	10.9%	11.5%	12.0%	11.2%
Acquired in-process research and development	$—	$75,000	$—	$77,000
Impairment charges	$—	$—	$42,896	$—
Income tax provision	$19,348	$1,239	$75,018	$65,914
Effective tax rate	11.4%	1.9%	20.6%	20.5%

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2018	2017	2018	2017
Non-GAAP adjusted:
Cost of product sales	$25,049	$29,630	$90,185	$80,594
Gross margin	94.6%	92.7%	93.6%	93.1%
Selling, general and administrative	$136,895	$103,620	$406,580	$333,524
% of total revenues	29.2%	25.2%	28.7%	28.2%
Research and development	$46,560	$42,712	$145,275	$118,796
% of total revenues	9.9%	10.4%	10.3%	10.0%
Income tax provision	$30,266	$24,410	$119,295	$104,307
Effective tax rate	12.0%	11.0%	16.1%	17.4%
Operating expenses changed over the prior year period primarily due to the following:

•
Selling, general and administrative (SG&A) expenses increased in the third quarter of 2018 compared to the same period in 2017 on a GAAP and on a non-GAAP adjusted basis due to higher expenses resulting from the expansion of the company’s business, including the rolling launch of Vyxeos in the EU and pre-launch activities for solriamfetol in anticipation of U.S. Food and Drug Administration (FDA) approval.

•
Research and development (R&D) expenses increased in the third quarter of 2018 compared to the same period in 2017 on a GAAP and on a non-GAAP adjusted basis due to an increase in expenses related to the company's pre-clinical and clinical development programs and regulatory activities, including an increase in headcount to support these activities.

•
Acquired in-process research and development expense in the third quarter of 2017 related to an upfront payment of $75.0 million in connection with a collaboration and option agreement with ImmunoGen, Inc.

Cash Flow and Balance Sheet
As of September 30, 2018, cash, cash equivalents and investments were $1.1 billion and the outstanding principal balance of the company’s long-term debt was $1.8 billion. During the nine months ended September 30, 2018, the company generated $574.6 million of cash from operations, received a $50.0 million upfront payment for the sale of its rights to Prialt, purchased a priority review voucher for $110.0 million and used $77.0 million to repurchase approximately 500,000 ordinary shares under the company's share repurchase program at an average cost of $154.03 per ordinary share. As of September 30, 2018, the remaining amount authorized under the share repurchase program was $106 million. In November 2018, the company's board of directors increased the share repurchase program by $320 million.

Recent Developments
In August 2018, the company initiated the EU rolling launch of Vyxeos® 44 mg/100 mg powder for concentrate for solution for infusion for the treatment of adults with newly diagnosed, therapy-related acute myeloid leukemia (t-AML) or AML with myelodysplasia-related changes (AML-MRC), following EU approval on August 23, 2018.
In September 2018, the company completed the sale of its rights to Prialt to TerSera Therapeutics LLC for a total purchase price of $80.0 million, of which the company received $50.0 million at closing and, subject to certain conditions, is scheduled to receive $15.0 million at the end of 2019 and $15.0 million at the end of 2020.
In September 2018, Nippon Shinyaku Co., Ltd. announced that Japan’s Ministry of Health, Labour and Welfare granted orphan drug designation to defibrotide sodium for the treatment of hepatic VOD following hematopoietic stem-cell transplantation, and, in October 2018, Nippon Shinyaku Co., Ltd. submitted a new drug application (NDA) in Japan.
In October 2018, the company announced the settlement of patent litigation against Amneal Pharmaceuticals LLC related to its abbreviated new drug application (ANDA) to market a generic version of Xyrem. This represents settlement of all outstanding patent litigation related to Xyrem.
In October 2018, the company received FDA approval of its supplemental NDA for Xyrem to treat cataplexy and excessive daytime sleepiness in pediatric narcolepsy patients and plans to launch in the first half of 2019.

2018 Financial Guidance
Jazz Pharmaceuticals is updating its full year 2018 financial guidance as follows (in millions, except per share amounts and percentages):

Revenues	$1,860 - $1,900
Total net product sales	$1,845 - $1,880
-Xyrem net sales	$1,385 - $1,400
-Erwinaze/Erwinase net sales	$165 - $175
-Defitelio/defibrotide net sales	$145 - $165
-Vyxeos net sales	$95 - $110
GAAP gross margin %	93%
Non-GAAP adjusted gross margin %[1,5]	93%
GAAP SG&A expenses	$671 - $694
Non-GAAP adjusted SG&A expenses[2,5]	$540 - $555
GAAP R&D expenses	$223 - $241
Non-GAAP adjusted R&D expenses[3,5]	$195 - $210
GAAP effective tax rate	19% - 22%
Non-GAAP adjusted effective tax rate[4,5]	16% - 18%
GAAP net income per diluted share	$5.70 - $6.90
Non-GAAP adjusted net income per diluted share[5]	$12.75 - $13.25
____________________________

1.	Excludes $4-$8 million of share-based compensation expense from estimated GAAP gross margin.

2.	Excludes $74-$82 million of share-based compensation expense and $57 million of estimated loss contingency from estimated GAAP SG&A expenses.

3.	Excludes $17-$20 million of share-based compensation expense and $11 million of milestone payments from estimated GAAP R&D expenses.

4.	Excludes the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income.

5.
See “Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included above and in the table titled "Reconciliation of GAAP to Non-GAAP Adjusted 2018 Net Income Guidance" at the end of this press release.

Conference Call Details
Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 4:30 p.m. EST (9:30 p.m. GMT) to provide a business and financial update and discuss its 2018 third quarter results. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing +1 855 353 7924 in the U.S., or +1 503 343 6056 outside the U.S., and entering passcode 8048589.
A replay of the conference call will be available through November 13, 2018 by dialing +1 855 859 2056 in the U.S., or +1 404 537 3406 outside the U.S., and entering passcode 8048589. An archived version of the webcast will be available for at least one week in the Investors section of the company's website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals plc
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. The company has a diverse portfolio of products and product candidates with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos® (daunorubicin and cytarabine) liposome for injection in the U.S. and markets Erwinase®, Defitelio® (defibrotide) and Vyxeos® 44 mg/100 mg powder for concentrate for solution for infusion in countries outside the U.S. For country-specific product information, please visit www.jazzpharmaceuticals.com/products.  For more information, please visit www.jazzpharmaceuticals.com and follow us on Twitter at @JazzPharma.

Non-GAAP Financial Measures
To supplement Jazz Pharmaceuticals’ financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the company uses certain non-GAAP (also referred to as adjusted or non-GAAP adjusted) financial measures in this press release and the accompanying tables. In particular, the company presents non-GAAP adjusted net income (and the related per share measure) and its line item components, as well as certain non-GAAP adjusted financial measures derived therefrom, including non-GAAP adjusted gross margin percentage and non-GAAP adjusted effective tax rate. Non-GAAP adjusted net income (and the related per share measure) and its line item components exclude from reported GAAP net income (and the related per share measure) and its line item components certain items, as detailed in the reconciliation tables that follow, and in the case of non-GAAP adjusted net income (and the related per share measure), adjust for the income tax effect of non-GAAP adjustments. In this regard, the components of non-GAAP adjusted net income, including non-GAAP cost of product sales, non-GAAP SG&A expenses and non-GAAP R&D expenses, are income statement line items prepared on the same basis as, and therefore components of, the overall non-GAAP adjusted net income measure.
The company believes that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, the company believes that each of these non-GAAP financial measures, when considered together with the company’s financial information prepared in accordance with GAAP, can enhance investors’ and analysts' ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track the company’s financial performance. Jazz Pharmaceuticals’ management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business and to make operating decisions, and compensation of executives is based in part on certain of these non-GAAP financial measures. Because these non-GAAP financial measures are important internal measurements for Jazz Pharmaceuticals’ management, the company also believes that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics the company uses in assessing its own operating performance and making operating decisions.
These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with the company’s condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its non-GAAP financial measures; and the company has ceased, and may in the future cease, to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Likewise, the company may determine to modify the nature of its adjustments to arrive at its non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by Jazz Pharmaceuticals in this press release and the accompanying tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements, including, but not limited to, statements related to Jazz Pharmaceuticals’ future financial and operating results, including its 2018 financial guidance, the company's 2018 corporate goals, including the planned EU regulatory submission for and expected FDA approval of solriamfetol, increasing educational and outreach initiatives to reinforce Vyxeos as essential therapy in secondary AML, the company’s plans to launch Xyrem for the treatment of cataplexy and excessive daytime sleepiness in pediatric narcolepsy patients and the timing thereof, the company’s expectations for future Erwinaze supply disruptions and inter-quarter variability in Defitelio net sales, and other statements that are not historical facts.  These forward-looking statements are based on the company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from Xyrem; effectively commercializing the company’s other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that the company’s regulatory submissions, including the solriamfetol NDA, may not be approved by applicable regulatory authorities in a timely manner or at all; protecting and enhancing the company’s intellectual property rights, including potential future challenges to the company’s intellectual property around Xyrem; delays or problems in the supply or manufacture of the company’s products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements; government investigations and other actions, including the risk that the company may not ultimately reach a final settlement with the U.S. Department of Justice to resolve an investigation relating to the company’s support of 501(c)(3) organizations that provide financial assistance to Medicare patients; obtaining and maintaining appropriate pricing and reimbursement for the company’s products; pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in initiating or completing clinical trials; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired businesses; the ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and future filings and reports by the company, including the company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.  Other risks and uncertainties of which the company is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated.  The forward-looking statements herein are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise.  The company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Product sales, net	$465,197	$407,971	$1,402,139	$1,171,304
Royalties and contract revenues	4,176	3,884	12,326	10,990
Total revenues	469,373	411,855	1,414,465	1,182,294
Operating expenses:
Cost of product sales (excluding amortization of intangible assets)	26,574	31,203	95,207	84,940
Selling, general and administrative	155,873	124,523	521,665	401,106
Research and development	51,160	47,362	169,959	132,447
Intangible asset amortization	46,989	47,313	154,955	99,164
Impairment charges	—	—	42,896	—
Acquired in-process research and development	—	75,000	—	77,000
Total operating expenses	280,596	325,401	984,682	794,657
Income from operations	188,777	86,454	429,783	387,637
Interest expense, net	(18,920)	(19,192)	(59,171)	(56,330)
Foreign exchange loss	(756)	(2,224)	(5,181)	(9,115)
Loss on extinguishment and modification of debt	—	—	(1,425)	—
Income before income tax provision and equity in loss of investees	169,101	65,038	364,006	322,192
Income tax provision	19,348	1,239	75,018	65,914
Equity in loss of investees	437	273	1,360	637
Net income	$149,316	$63,526	$287,628	$255,641

Net income per ordinary share:
Basic	$2.47	$1.06	$4.78	$4.26
Diluted	$2.41	$1.03	$4.68	$4.17
Weighted-average ordinary shares used in per share calculations - basic	60,476	60,108	60,196	60,030
Weighted-average ordinary shares used in per share calculations - diluted	61,857	61,436	61,493	61,360

JAZZ PHARMACEUTICALS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$499,018	$386,035
Investments	565,000	215,000
Accounts receivable, net of allowances	279,437	224,129
Inventories	43,435	43,245
Prepaid expenses	23,189	23,182
Other current assets	54,310	76,686
Total current assets	1,464,389	968,277
Property, plant and equipment, net	198,053	170,080
Intangible assets, net	2,787,281	2,979,127
Goodwill	932,422	947,537
Deferred tax assets, net	37,582	34,559
Deferred financing costs	10,058	7,673
Other non-current assets	56,003	16,419
Total assets	$5,485,788	$5,123,672
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,373	$24,368
Accrued liabilities	257,453	198,779
Current portion of long-term debt	33,387	40,605
Income taxes payable	7,139	21,577
Deferred revenue	5,935	8,618
Total current liabilities	341,287	293,947
Deferred revenue, non-current	10,934	16,115
Long-term debt, less current portion	1,560,582	1,540,433
Deferred tax liabilities, net	337,021	383,472
Other non-current liabilities	208,647	176,608
Total shareholders’ equity	3,027,317	2,713,097
Total liabilities and shareholders’ equity	$5,485,788	$5,123,672

JAZZ PHARMACEUTICALS PLC
SUMMARY OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Net cash provided by operating activities	$574,558	$488,528
Net cash used in investing activities	(428,229)	(237,072)
Net cash used in financing activities	(32,674)	(369,127)
Effect of exchange rates on cash and cash equivalents	(672)	4,323
Net increase (decrease) in cash and cash equivalents	$112,983	$(113,348)

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP reported net income	$149,316	$63,526	$287,628	$255,641
Intangible asset amortization	46,989	47,313	154,955	99,164
Share-based compensation expense	25,103	27,126	75,718	79,579
Estimated loss contingency	—	—	57,000	—
Impairment charges and disposal costs	—	—	43,969	—
Upfront and milestone payments	—	75,000	11,000	75,000
Expenses related to certain legal proceedings	—	—	—	6,000
Non-cash interest expense	11,165	7,855	32,669	19,234
Income tax effect of above adjustments	(13,786)	(23,171)	(47,145)	(38,393)
U.S. Tax Cuts and Jobs Act impact	2,868	—	2,868	—
Non-GAAP adjusted net income	$221,655	$197,649	$618,662	$496,225

GAAP reported net income per diluted share	$2.41	$1.03	$4.68	$4.17
Non-GAAP adjusted net income per diluted share	$3.58	$3.22	$10.06	$8.09
Weighted-average ordinary shares used in diluted per share calculations	61,857	61,436	61,493	61,360

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	September 30, 2018				September 30, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$469,373	$—		$469,373	$411,855	$—		$411,855
Cost of product sales (excluding amortization of intangible assets)	26,574	(1,525)	(a)	25,049	31,203	(1,573)	(a)	29,630
Selling, general and administrative	155,873	(18,978)	(b)	136,895	124,523	(20,903)	(b)	103,620
Research and development	51,160	(4,600)	(c)	46,560	47,362	(4,650)	(c)	42,712
Intangible asset amortization	46,989	(46,989)		—	47,313	(47,313)		—
Acquired in-process research and development	—	—		—	75,000	(75,000)		—
Interest expense, net	18,920	(11,165)	(d)	7,755	19,192	(7,855)	(d)	11,337
Foreign exchange loss	756	—		756	2,224	—		2,224
Income before income tax provision and equity in loss of investees	169,101	83,257	(e)	252,358	65,038	157,294	(e)	222,332
Income tax provision	19,348	10,918	(f)	30,266	1,239	23,171	(f)	24,410
Effective tax rate (g)	11.4%			12.0%	1.9%			11.0%
Equity in loss of investees	437	—		437	273	—		273
Net income	$149,316	$72,339	(h)	$221,655	$63,526	$134,123	(h)	$197,649
Net income per diluted share	$2.41			$3.58	$1.03			$3.22

JAZZ PHARMACEUTICALS PLC
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(In thousands, except per share amounts and percentages)
(Unaudited)

	Nine Months Ended
	September 30, 2018				September 30, 2017
	GAAP Reported	Adjustments		Non-GAAP Adjusted	GAAP Reported	Adjustments		Non-GAAP Adjusted
Total revenues	$1,414,465	$—		$1,414,465	$1,182,294	$—		$1,182,294
Cost of product sales (excluding amortization of intangible assets)	95,207	(5,022)	(i)	90,185	84,940	(4,346)	(i)	80,594
Selling, general and administrative	521,665	(115,085)	(j)	406,580	401,106	(67,582)	(j)	333,524
Research and development	169,959	(24,684)	(k)	145,275	132,447	(13,651)	(k)	118,796
Intangible asset amortization	154,955	(154,955)		—	99,164	(99,164)		—
Impairment charges	42,896	(42,896)		—	—	—		—
Acquired in-process research and development	—	—		—	77,000	(75,000)		2,000
Interest expense, net	59,171	(32,669)	(d)	26,502	56,330	(19,234)	(d)	37,096
Foreign exchange loss	5,181	—		5,181	9,115	—		9,115
Loss on extinguishment and modification of debt	1,425	—		1,425	—	—		—
Income before income tax provision and equity in loss of investees	364,006	375,311	(l)	739,317	322,192	278,977	(l)	601,169
Income tax provision	75,018	44,277	(m)	119,295	65,914	38,393	(m)	104,307
Effective tax rate (g)	20.6%			16.1%	20.5%			17.4%
Equity in loss of investees	1,360	—		1,360	637	—		637
Net income	$287,628	$331,034	(n)	$618,662	$255,641	$240,584	(n)	$496,225
Net income per diluted share	$4.68			$10.06	$4.17			$8.09
_____________________________
Explanation of Adjustments and Certain Line Items (in thousands):

(a)	Share-based compensation expense of $1,525 and $1,573 for the three months ended September 30, 2018 and 2017, respectively.

(b)	Share-based compensation expense of $18,978 and $20,903 for the three months ended September 30, 2018 and 2017, respectively.

(c)	Share-based compensation expense of $4,600 and $4,650 for the three months ended September 30, 2018 and 2017, respectively.

(d)	Non-cash interest expense associated with debt discount and debt issuance costs for the respective three-month period.

(e)	Sum of adjustments (a) through (d) plus the adjustments for intangible asset amortization and acquired in-process research and development, as applicable, for the respective three-month period.

(f)
Income tax adjustments related to the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $13,786 and $23,171 offset by the impact of the U.S. Tax Cuts and Jobs Act of $2,868 and $0 for the three months ended September 30, 2018 and 2017, respectively.

(g)	Income tax provision divided by income before income tax provision and equity in loss of investees for the respective three- and nine-month periods.

(h)	Net of adjustments (e) and (f) for the respective three-month period.

(i)	Share-based compensation expense of $5,022 and $4,346 for the nine months ended September 30, 2018 and 2017, respectively.

(j)
Share-based compensation expense of $57,012 and $61,582, estimated loss contingency of $57,000 and $0, disposal costs of $1,073 and $0 and expenses related to certain legal proceedings of $0 and $6,000 for the nine months ended September 30, 2018 and 2017, respectively.

(k)	Share-based compensation expense of $13,684 and $13,651 and upfront and milestone payments of $11,000 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

(l)
Sum of adjustments (i), (j), (k) and (d) plus the adjustments for intangible asset amortization, impairment charges and acquired in-process research and development, as applicable, for the respective nine-month period.

(m)
Income tax adjustments related to the income tax effect of adjustments between GAAP reported and non-GAAP adjusted net income of $47,145 and $38,393 offset by the impact of the U.S. Tax Cuts and Jobs Act of $2,868 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

(n)	Net of adjustments (l) and (m) for the respective nine-month period.

JAZZ PHARMACEUTICALS PLC
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2018 NET INCOME GUIDANCE
(In millions, except per share amounts)
(Unaudited)

GAAP net income*	$350 - $420
Intangible asset amortization	200 - 220
Share-based compensation expense	95 - 110
Estimated loss contingency	57
Impairment charges and disposal costs	44
Milestone payments	11
Non-cash interest expense	40 - 50
Income tax effect of above adjustments*	(55) - (65)
U.S. Tax Cuts and Jobs Act impact*	3
Non-GAAP adjusted net income	$780 - $815

GAAP net income per diluted share	$5.70 - $6.90
Non-GAAP adjusted net income per diluted share	$12.75 - $13.25

Weighted-average ordinary shares used in per share calculations	62
_____________________________
* Updated November 6, 2018.

Contacts:

Investors:
Kathee Littrell
Vice President, Investor Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 634 7887
U.S., +1 650 496 2717

Media:
Jacqueline Kirby
Vice President, Corporate Affairs & Government Relations
Jazz Pharmaceuticals plc
Ireland, +353 1 697 2141
U.S., +1 215 867 4910